AMENDMENT NO. 1 TO THE GEHL COMPANY/_______________
                    CHANGE IN CONTROL AND SEVERANCE AGREEMENT
                         DATED AS OF __________________

          THIS AMENDMENT to the Change in Control and Severance Agreement (the "Agreement"), made and entered into as of the _____ day of _____________ by and between Gehl Company ("GEHL"), a Wisconsin corporation, and ______________________ (the "Executive"), is made as of June 13, 2001.

                                    RECITALS

          WHEREAS, GEHL and the Executive have previously made and entered into the Agreement and wish to enter into this Amendment amending the Agreement as provided herein.

          NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties agree as follows:

          Section 1(c) of the Agreement shall be revised by deleting the word "and" from the end of such section.

          Section 1(d) of the Agreement shall be deleted in its entirety and replaced with the following:

          Two (2) times the sum of (i) the Current Base Salary and
          (ii) the highest bonus amount earned by the Executive in any of the five fiscal years which precede the year in which the Termination Date occurs, including any amounts deferred; and

          Section 1 of the Agreement shall be revised by adding the following new paragraph after subsection (e) and before the paragraph beginning "In addition":

          The Executive shall also receive, at the expense of GEHL, outplacement services, on an individualized basis at a level of service commensurate with the Executive's most senior status with GEHL during the 180-day period prior to the date of the Change in Control, provided by a nationally recognized senior executive placement firm selected by GEHL with the consent of the Executive, provided that the cost to GEHL of such services shall not exceed 20% of the Executive's Current Base Salary. In the alternative, the Executive, at his election, may choose to receive that net amount, up to a maximum of $15,000, to be paid as a lump sum within 30 days of the Termination Date as outlined above.

          IN WITNESS WHEREOF, GEHL has caused this Amendment to be executed by its duly authorized officer, and Executive has hereunto set his hand, all as of the date set forth above.

GEHL COMPANY                             EXECUTIVE

By:
   --------------------------------      ------------------------------------
Name:     William D. Gehl                ______________________
     ------------------------------
Title:    President